CONSENT
                                       OF
                        ALEX. BROWN & SONS INCORPORATED

         We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Surgical Health Corporation ("SHC") as Annex C to the Prospectus-Joint Proxy Statement of HEALTHSOUTH Corporation ("HEALTHSOUTH") and SHC relating to the proposed merger of a wholly owned subsidiary of HEALTHSOUTH with and into SHC and (ii) references made to our firm and such opinion in "SUMMARY OF PROSPECTUS - JOINT PROXY STATMENT - The Merger - Opinions of Financial Advisors - SHC" and "THE MERGER - Background of the Merger" and "- Opinions of Financial Advisors - SHC". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder.


                                             By: /s/ Harris Hyman
                                             _______________________________
                                             Alex. Brown & Sons Incorporated

Baltimore, Maryland
May 8, 1995
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